Contact:
Marissa Vidaurri
Head of Investor Relations, NI
512-773-0856
marissa.vidaurri@ni.com

NI Reinforces Commitment to Growth and Margin Expansion
New organizational structure will accelerate NI’s pace of strategic execution and operational efficiency
AUSTIN, Texas – Nov. 15, 2022 – NI (NASDAQ: NATI) today announced that Ritu Favre, will be taking on an expanded role at NI, effective November 15, 2022. As Executive Vice President of Business Units, Favre will now lead the consolidated business unit organization, including responsibility for the Portfolio Business Unit. In addition, for increased operational efficiency and to drive improvements in structural cost, the company is creating a new operations function that will oversee manufacturing, IT, and customer operations. Karen Rapp, Chief Financial Officer, will serve as interim leader of this function until a new leader is named.

In her expanded role, Favre is responsible for driving revenue growth and scaling NI business units for further operating leverage. Favre’s more than 30 years of experience growing and improving businesses make her an ideal fit to drive long-term revenue growth and profitability.

As part of this transition, Jason Green will be stepping down from his role as Chief Revenue Officer and Executive Vice President, Portfolio Business Unit to pursue opportunities outside of the company. Jason has helped transform NI’s Sales and Marketing function for increased scale and efficiency. He and his team created a tiered customer service model, built NI’s omni-channel approach, and automated key sales processes for speed and efficiency. This evolution now enables NI to drive additional scale with a lean Sales and Marketing organization. Will Denman, currently SVP of Global Sales and Support, will take on the expanded role of SVP, Sales and Marketing, reporting to the CEO.

“The strategic initiatives NI has implemented since 2017 have transformed NI into a company with higher growth, better profitability, and lower cyclicality. Specifically, the elevation of business units in 2017 has enabled deliberate focus on sub-segments growing faster than the Test and Measurement industry,” said President and Chief Executive Officer Eric Starkloff. "We believe this new structure will provide continuity of our growth strategy and enhance operating margin performance to meet or exceed our goal of 25 percent non-GAAP operating margin by 2025. I look forward to partnering with Ritu and my entire leadership team as we continue to differentiate our modular, software connected approach to solve our customers’ biggest challenges in innovation. I’d also like to take the opportunity to thank Jason for his leadership in support of NI’s mission.”

Forward-Looking Statements
This release contains "forward-looking statements," including statements regarding our beliefs regarding our future performance. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, component shortages, delays in the release of new products, fluctuations in demand for NI products including orders from NI's largest customer, the company's ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns and adverse effect of price changes and effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2021; its Form 10-Q for the quarter ended September 30, 2022; and the other documents it files with the SEC for other risks associated with the company's future performance. The forward-looking statements included herein speak only as of the date hereof, and the company undertakes no responsibility to update such forward-looking statements in the future.

About NI
At NI, we bring together people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day.

National Instruments, NI and ni.com and Engineer Ambitiously are trademarks of National Instruments Corporation. Other product and company names listed are trademarks or trade names of their respective companies. (NATI-F)